UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 6, 2016

TECH FOUNDRY VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	005-89438	46-5152859
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

316 California Ave., Suite 543, Reno, NV 89509

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (888) 909-5548

(Former name or former address, if changed since last report.)

Copies to:

Brunson Chandler Jones, PLLC

175 South Main Street, Suite 1410

Salt Lake City, Utah 84111

Phone: (801) 303-5730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation

On July 6, 2016, the Registrant’s Board of Directors, acting pursuant to its Amended Articles of Incorporation, unanimously approved to change the name of the Registrant from “Tech Foundry Ventures, Inc.” to “Nevada Canyon Gold Corp.” by amending Article One of the Registrant’s Articles of Incorporation. The purpose of the name change is to more fully encapsulate the Registrant’s current operations and business direction.

The name change was processed by the Nevada Secretary of State and effective on July 6, 2016 and the Registrant has filed for a symbol change with the Financial Industry Regulatory Authority (“FINRA”). The Company will obtain a new CUSIP number in connection with the name change. The Registrant will file another Form 8-K to announce the new symbol when the name change and symbol change have been approved.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation filed on July 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TECH FOUNDRY VENTURES, INC.

Date: July 12, 2016

/s/ Jeffrey A. Cocks
Jeffrey A. Cocks
Chief Executive Officer